UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Mineola Boulevard Mineola, NY	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 248-1100
________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 4, 2018, Standard Diversified Inc. (the “Registrant”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) a Certificate of Correction of the Registrant’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) certifying that the Certificate of Incorporation, when filed by the Registrant with the Secretary of State on August 18, 2017, should have stated in Article IV that the authorized shares of capital stock of the Registrant consisted of 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), 300,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and 30,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), for a total of 380,000,000 shares of authorized capital stock, but instead stated that the authorized shares of capital stock of the Registrant consisted of 500,000,000 shares of Preferred Stock, 300,000,000 shares of Class A Common Stock and 30,000,000 shares of Class B Common Stock, for a total of 830,000,000 shares of authorized capital stock.

The filing of the Certificate of Correction with the Secretary of State corrects this error and confirms that the authorized shares of capital stock of the Registrant consist of 50,000,000 shares of Preferred Stock, 300,000,000 shares of Class A Common Stock and 30,000,000 shares of Class B Common Stock, for a total of 380,000,000 shares of authorized capital stock.

No shares of Preferred Stock are, or have been at any time since the filing of the Certificate of Incorporation, outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: June 7, 2018	By:	/s/ Ian Estus
Name: Ian Estus
Title: President and Chief Executive Officer